Exhibit 99.1

PRESS RELEASE

For:                                                                                                                                                                         THE MACERICH COMPANY

Press Contact:     Arthur Coppola, President and Chief Executive Officer

or

Thomas E. O’Hern, Executive Vice President and

Chief Financial Officer

(310) 394-6000

MACERICH ANNOUNCES 17% INCREASE IN FUNDS FROM
OPERATIONS PER SHARE

Santa Monica, CA (10/31/07) - The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2007 which included total funds from operations (“FFO”) diluted of $111.0 million or $1.15 per share, up 17% compared to $.98 per share-diluted for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, FFO-diluted was $298.2 million compared to $262 million for the nine months ended September 30, 2006. Net income available to common stockholders for the quarter ended September 30, 2007 was $17.3 million or $.24 per share-diluted compared to $47.0 million or $.66 per share-diluted for the quarter ended September 30, 2006. Included in net income during the quarter ended September 30, 2006 was $46.6 million in gain on sale of assets, compared to a .8 million loss on asset sales during the quarter ended September 30, 2007. For the nine months ended September 30, 2007, net income was $33.3 million compared to $80.1 million for the nine months ended September 30, 2006. The Company’s definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income to FFO and net income per common share-diluted (“EPS”) to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

•                  During the quarter, Macerich signed 356,000 square feet of specialty store leases at average initial rents of $43.77 per square foot. Starting base rent on new lease signings was 27.1% higher than the expiring base rent.

•                  Mall tenant annual sales per square foot for the year ended September 30, 2007 increased 5.5% to $460 compared to $436 at September 30, 2006.

•                  Portfolio occupancy at September 30, 2007 was 93.5% compared to 93.0% at September 30, 2006.

•                  FFO per share-diluted increased 17% compared to the third quarter of 2006.

•                  SanTan Village, a 1.2 million square foot regional shopping center in Gilbert, Arizona celebrated its grand opening on October 26, 2007.

Commenting on results, Arthur Coppola president and chief executive officer of Macerich stated “The quarter reflected continuing strong fundamentals with occupancy gains, strong releasing spreads and solid same center growth in net operating income. We continue to make excellent progress on our significant pipeline of developments and redevelopments. This is illustrated by our very successful grand opening of SanTan

Village on October 26th, and our planned grand openings of Freehold Raceway Mall on November 8th and The Promenade at Casa Grande on November 16th.”

Redevelopment and Development Activity

The first phase of SanTan Village opened on October 26th with retailers posting record-breaking results significantly ahead of expectations for the grand opening weekend. The 1.2-million-square-foot open-air super-regional shopping center opened with over 90% of the retail space committed with Dillard’s and more than 85 specialty retailers joining Harkins Theatres, which opened March 2007. Approximately 100 retailers are expected to be open in 2007, with the balance of the project opening in phases throughout 2008. Future phases include Dick’s Sporting Goods, Best Buy, Barnes & Noble and up to 13 restaurants. Deals were completed with 32 retailers in the third quarter, including Brio Tuscan Grille, Cantina Loredo, Gordon Biersch, Gymboree, Kona Grill, Pumpkin Patch and Sephora.

The first phase of The Promenade at Casa Grande, a 1-million-square-foot, 130-acre department store anchored hybrid lifestyle center, will open November 16th in fast-growing Pinal County, Arizona. Ninety percent committed, the first phase of the project will open with approximately 550,000 square feet of mini-majors, including Dillard’s, Target, JCPenney, Bed, Bath and Beyond, Cost Plus World Market, Fashion Bug, Olive Garden, Mimi’s Café and Sports Authority. The project’s second phase, complementary small shops and restaurants, is expected to open spring 2008.

Flagstaff Mall’s 435,000-square-foot lifestyle expansion began opening in phases on October 19th with retailers reporting sales ahead of projections. Phase I of The Marketplace at Flagstaff Mall delivered approximately 240,000 square feet of new retail space including Best Buy, Cost Plus World Market, Home Depot, Linens n Things, Marshalls, Old Navy, Petco and Shoe Pavilion. Phase II, which will consist of village shops, an entertainment plaza and pad space, is expected to be completed in 2009-2010.

On November 8th, Freehold Raceway Mall will open the first phase of a combined expansion and renovation project that will add 96,000 square feet of new retail and restaurant uses to this high-performing regional center in New Jersey. The expansion, which is 85% committed, will add nine new-to-market additions including: Borders, The Cheesecake Factory, P.F. Chang’s, Jared The Galleria of Jewelry, The Territory Ahead, Ann Taylor, Chico’s, Coldwater Creek and White House/Black Market. The balance of the project is expected to open throughout 2008.

Scottsdale Fashion Square, the 2 million square foot luxury flagship, is undergoing a $130 million redevelopment and expansion. Phase I of the redevelopment and expansion began September 2007 with demolition of the vacant anchor space acquired as a result of the Federated-May merger and an adjacent parking structure. A 60,000-square-foot Barneys New York, the high-end retailer’s first Arizona location, will anchor an additional 100,000 square feet of up to 30 new luxury shops, which is planned to open fall 2009 in an urban setting on Scottsdale Road. New first-to-market deals recently announced include Bottega Veneta, Grand Lux Café, Salvatore Ferragamo, CH Carolina Herrera, A|X Armani Exchange and Michael Kors.

Construction continues on the combined redevelopment, expansion and interior renovation of The Oaks, an upscale 1.1 million square foot super-regional shopping center in California’s affluent Thousand Oaks. The project is expected to be completed in fall 2008. The market’s first Nordstrom department store is under construction.

Macerich successfully completed the site plan approval process for the 106-acre, 1-million-square-foot regional shopping center at the core of Estrella Falls on October 22nd. Infrastructure development for the 330-acre mixed-use development is underway and the project’s multi-phased opening is expected to begin fall 2008 with the adjacent 500,000-square-foot power center that is currently under construction. The mall is projected to open in phases beginning in 2009.

The Macerich Company is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. The Company is the sole general partner and owns an 85% ownership interest in The Macerich Partnership, L.P. Macerich now owns approximately 78 million square feet of gross leaseable area consisting primarily of interests in 73 regional malls. Additional information about The Macerich Company can be obtained from the Company’s web site at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com and through CCBN at www.earnings.com. The call begins today, October 31, 2007 at 10:30 AM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com will be available for one year after the call.

Note:  This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before SFAS 144 (e)		Impact of SFAS 144 (e)		Results after SFAS 144 (e)
	For the Three Months		For the Three Months		For the Three Months
	Ended September 30,		Ended September 30,		Ended September 30,
	Unaudited				Unaudited
	2007	2006	2007	2006	2007	2006
Minimum rents	$130,371	$123,314	$0	$(7,437)	$130,371	$115,877
Percentage rents	4,992	4,880	—	(178)	4,992	4,702
Tenant recoveries	70,623	67,541	—	(3,291)	70,623	64,250
Management Companies’ revenues	9,242	8,023	—	—	9,242	8,023
Other income	8,793	9,469	(37)	(244)	8,756	9,225
Total revenues	$224,021	$213,227	$(37)	$(11,150)	$223,984	$202,077

Shopping center and operating expenses	73,624	71,553	207	(4,075)	73,831	67,478
Management Companies’ operating expenses	17,908	14,455	—	—	17,908	14,455
Income tax expense (benefit)	429	535	—	—	429	535
Depreciation and amortization	60,173	56,120	(2)	(2,578)	60,171	53,542
REIT general and administrative expenses	1,992	2,551	—	—	1,992	2,551
Interest expense	59,982	70,272	—	(2,919)	59,982	67,353
Loss on early extinguishment of debt	—	29	—	—	—	29
(Loss) gain on sale or writedown of assets	(758)	46,560	905	(46,022)	147	538
Equity in income of unconsolidated joint ventures (c)	18,648	18,490	—	—	18,648	18,490
Minority interests in consolidated joint ventures	(726)	(694)	5	(176)	(721)	(870)

Income (loss) from continuing operations	27,077	62,068	668	(47,776)	27,745	14,292

Discontinued Operations:
(Loss) gain on sale of assets	—	—	(905)	46,214	(905)	46,214
Income from discontinued operations	—	—	237	1,562	237	1,562
Income before minority interests of OP	27,077	62,068	—	—	27,077	62,068
Income allocated to minority interests of OP	3,070	8,901	—	—	3,070	8,901
Net income before preferred dividends	24,007	53,167	—	—	24,007	53,167
Preferred dividends and distributions (a)	6,727	6,199	—	—	6,727	6,199
Net income to common stockholders	$17,280	$46,968	$0	$0	$17,280	$46,968

Average number of shares outstanding - basic	71,674	71,479			71,674	71,479
Average shares outstanding, assuming full conversion of OP Units (d)	84,529	85,021			84,529	85,021
Average shares outstanding - diluted for FFO (a) (d)	96,677	88,648			96,677	88,648

Per share income- diluted before discontinued operations	—	—			$0.25	$0.10
Net income per share-basic	$0.24	$0.66			$0.24	$0.66
Net income per share- diluted (a)	$0.24	$0.66			$0.24	$0.66
Dividend declared per share	$0.71	$0.68			$0.71	$0.68
Funds from operations “FFO” (b) (d) - basic	$99,397	$84,020			$99,397	$84,020
Funds from operations “FFO” (a) (b) (d) - diluted	$110,985	$86,595			$110,985	$86,595
FFO per share- basic (b) (d)	$1.18	$0.99			$1.18	$0.99
FFO per share- diluted (a) (b) (d)	$1.15	$0.98			$1.15	$0.98

	Results before SFAS 144 (e)		Impact of SFAS 144 (e)		Results after SFAS 144 (e)
	For the Nine Months		For the Nine Months		For the Nine Months
	Ended September 30,		Ended September 30,		Ended September 30,
	Unaudited				Unaudited
	2007	2006	2007	2006	2007	2006
Minimum rents	$380,286	$384,383	$(30)	$(29,828)	$380,256	$354,555
Percentage rents	11,698	10,601	(78)	(983)	11,620	9,618
Tenant recoveries	206,401	200,879	15	(13,660)	206,416	187,219
Management Companies’ revenues	27,595	22,650	—	—	27,595	22,650
Other income	25,738	22,756	(184)	(942)	25,554	21,814
Total revenues	$651,718	$641,269	$(277)	$(45,413)	$651,441	$595,856

Shopping center and operating expenses	211,474	209,831	(250)	(16,510)	211,224	193,321
Management Companies’ operating expenses	54,182	41,295	—	—	54,182	41,295
Income tax (benefit) expense	(478)	219	—	—	(478)	219
Depreciation and amortization	177,665	179,071	—	(10,106)	177,665	168,965
REIT general and administrative expenses	11,777	9,540	—	—	11,777	9,540
Interest expense	189,764	213,426	35	(9,143)	189,799	204,283
Loss on early extinguishment of debt	877	1,811	—	—	877	1,811
Gain (loss) on sale or writedown of assets	1,889	109,020	2,292	(108,983)	4,181	37
Equity in income of unconsolidated joint ventures (c)	52,128	57,367	—	—	52,128	57,367
Minority interests in consolidated joint ventures	(2,272)	(39,101)	35	37,229	(2,237)	(1,872)

Income (loss) from continuing operations	58,202	113,362	2,265	(81,408)	60,467	31,954

Discontinued Operations:
(Loss) gain on sale of assets	—	—	(2,325)	72,167	(2,325)	72,167
Income from discontinued operations	—	—	60	9,241	60	9,241
Income before minority interests of OP	58,202	113,362	—	—	58,202	113,362
Income allocated to minority interests of OP	5,935	15,131	—	—	5,935	15,131
Net income before preferred dividends	52,267	98,231	—	—	52,267	98,231
Preferred dividends and distributions (a)	18,971	18,139	—	—	18,971	18,139
Net income to common stockholders	$33,296	$80,092	$0	$0	$33,296	$80,092

Average number of shares outstanding - basic	71,625	70,587			71,625	70,587
Average shares outstanding, assuming full conversion of OP Units (d)	84,706	84,216			84,706	84,216
Average shares outstanding - diluted for FFO (a) (d)	94,545	87,843			94,545	87,843

Per share income- diluted before discontinued operations	—	—			$0.49	$0.16
Net income per share-basic	$0.46	$1.13			$0.46	$1.13
Net income per share- diluted (a)	$0.46	$1.13			$0.46	$1.13
Dividend declared per share	$2.13	$2.04			$2.13	$2.04
Funds from operations “FFO” (b) (d)- basic	$271,299	$254,523			$271,299	$254,523
Funds from operations “FFO” (a) (b) (d) - diluted	$298,206	$262,031			$298,206	$262,031
FFO per share- basic (b) (d)	$3.21	$3.03			$3.21	$3.03
FFO per share- diluted (a) (b) (d)	$3.15	$2.98			$3.15	$2.98

(a)

On February 25, 1998, the Company sold $100,000 of convertible preferred stock representing 3.627 million shares. The convertible preferred shares can be converted on a 1 for 1 basis for common stock. These preferred shares are not assumed converted for purposes of net income per share - diluted for 2007 and 2006 as they would be antidilutive to those calculations. The weighted average preferred shares outstanding are assumed converted for purposes of FFO per share - diluted as they are dilutive to those calculations for all periods presented.

On April 25, 2005, in connection with the acquisition of Wilmorite Holdings, L.P. and its affiliates, the Company issued as part of the consideration participating and non-participating convertible preferred units in MACWH, LP. These preferred units are not assumed converted for purposes of net income per share - diluted and FFO per share - diluted for 2007 and 2006 as they would be antidilutive to those calculations.

On March 16, 2007, the Company issued $950 million of convertible senior notes. These notes are not assumed converted for purposes of net income per share - diluted for 2007 as they would be antidilutive to the calculation. These notes are assumed converted for purposes of FFO per share - diluted for the three and nine months ended September 30, 2007 as they are dilutive to the calculation.

(b)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (GAAP) measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. FFO as presented may not be comparable to similarly titled measures reported by other real estate investment trusts.

Effective January 1, 2003, gains or losses on sale of undepreciated assets and the impact of SFAS 141 have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and nine months ended September 30, 2007 and 2006 by $0.1 million, $0.8 million, $2.3 million and $6.0 million, respectively, or by $.00 per share, $0.01 per share, $0.03 per share and $.07 per share, respectively. Additionally, SFAS 141 increased FFO for the three and nine months ended September 30, 2007 and 2006 by $4.0 million, $11.5 million, $4.0 million and $12.9 million, respectively, or by $.04 per share, $0.12 per share, $0.04 per share and $0.15 per share, respectively.

(c)	This includes, using the equity method of accounting, the Company’s prorata share of the equity in income or loss of its unconsolidated joint ventures for all periods presented.

(d)

The Macerich Partnership, LP (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). Each OP unit can be converted into a share of Company stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO - diluted includes the effect of outstanding stock options and restricted stock using the treasury method and assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation. For the three and nine months ended September 30, 2007 and 2006, the MACWH, LP preferred units were antidilutive to FFO.

(e)

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company adopted SFAS 144 on January 1, 2002. The Company has classified the results of operations for all of the below dispositions to discontinued operations.

On June 9, 2006, Scottsdale 101 in Arizona was sold. The sale of this property resulted in a gain on sale in 2006, at the Company’s prorata share, of $25.8 million.

On July 13, 2006, Park Lane Mall in Nevada was sold. The sale of this property resulted in a gain on sale of $5.9 million in 2006.

On July 27, 2006, Greeley Mall in Colorado and Holiday Village in Montana were sold. The sale of these properties resulted in gains on sale of $21.3 million and $7.4 million, respectively, in 2006.

On August 11, 2006, Great Falls Marketplace in Montana was sold. The sale of this property resulted in a gain on sale of $11.8 million in 2006.

On December 29, 2006, Citadel Mall in Colorado Springs, Colorado, Crossroads Malls in Oklahoma City, Oklahoma and Northwest Arkansas Mall in Fayetteville, Arkansas were sold. The sale of these properties resulted in a total gain on sale of $132.7 million in 2006.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Summarized Balance Sheet Information:

	September 30,	December 31,
	2007	2006
	Unaudited
Cash and cash equivalents	$42,850	$269,435
Investment in real estate, net (h)	$6,045,958	$5,755,283
Investments in unconsolidated entities (i)	$818,723	$1,010,380
Total assets	$7,459,960	$7,562,163
Mortgage and notes payable	$5,124,479	$4,993,879
Pro rata share of debt on unconsolidated entities	$1,821,617	$1,664,447

	September 30,	December 31,
	2007	2006
	Unaudited
Total common shares outstanding	71,713	71,568
Total preferred shares outstanding	3,627	3,627
Total partnership/preferred units outstanding	15,565	16,342

Additional financial data as of:

	September 30,	September 30,
	2007	2006
	Unaudited
Occupancy of centers (f)	93.50%	93.00%
Comparable quarter change in same center sales (f) (g)	1.70%	5.30%

Additional financial data for the nine months ended:

Acquisitions of property and equipment - including joint ventures at pro rata	$33,609	$359,213
Redevelopment and expansions of centers- including joint ventures at pro rata	$399,384	$141,039
Renovations of centers- including joint ventures at pro rata	$27,937	$44,546
Tenant allowances- including joint ventures at pro rata	$24,744	$28,794
Deferred leasing costs- including joint ventures at pro rata	$20,021	$20,473

(f)	excludes redevelopment properties (Santan Village Phase 2, Santa Monica Place, The Oaks, Twenty Ninth Street and Westside Pavilion Adjacent)

(g)	includes mall and freestanding stores.

(h)	includes construction in process on wholly owned assets of $585,358 at September 30, 2007 and $294,115 at December 31, 2006.

(i)	the Company’s pro rata share of construction in process on unconsolidated entities was $68,795 at September 30, 2007 and $45,268 at December 31, 2006.

Pro rata share of joint ventures:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2007	2006	2007	2006
Revenues:
Minimum rents	$62,711	$59,760	$186,586	$177,230
Percentage rents	3,100	2,784	7,325	7,306
Tenant recoveries	30,139	28,674	87,930	82,680
Other	5,369	3,931	11,323	10,607
Total revenues	$101,319	$95,149	$293,164	$277,823

Expenses:
Shopping center expenses	33,799	32,425	97,194	92,869
Interest expense	25,779	23,507	73,847	66,260
Depreciation and amortization	23,422	21,045	68,506	62,209
Total operating expenses	83,000	76,977	239,547	221,338
(Loss) gain on sale of assets	(4)	1	(2,024)	245
Equity in income of joint ventures	333	317	535	637
Net income	$18,648	$18,490	$52,128	$57,367

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net Income to FFO (b) (e):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2007	2006	2007	2006
Net income - available to common stockholders	$17,280	$46,968	$33,296	$80,092

Adjustments to reconcile net income to FFO - basic
Minority interest in OP	3,070	8,901	5,935	15,131
Loss (gain) on sale of consolidated assets	758	(46,560)	(1,889)	(109,020)
plus gain on undepreciated asset sales- consolidated assets	111	2,339	450	5,715
plus minority interest share of gain (loss) on sale of consolidated joint ventures	39	(192)	388	36,816
Loss (gain) on sale of assets from unconsolidated entities (pro rata share)	4	(1)	2,024	(245)
plus (loss) gain on undepreciated asset sales- unconsolidated entities (pro rata share)	(4)	—	346	244
Depreciation and amortization on consolidated assets	60,173	56,120	177,665	179,071
Less depreciation and amortization allocable to minority interests on consolidated joint ventures	(1,019)	(1,128)	(3,346)	(4,351)
Depreciation and amortization on joint ventures (pro rata)	23,422	21,045	68,506	62,209
Less: depreciation on personal property and amortization of loan costs and interest rate caps	(4,437)	(3,472)	(12,076)	(11,139)

Total FFO - basic	99,397	84,020	271,299	254,523

Additional adjustment to arrive at FFO - diluted
Preferred stock dividends earned	2,902	2,575	8,052	7,508
Convertible debt - interest expense	8,686	—	18,855	—
Total FFO - diluted	$110,985	$86,595	$298,206	$262,031

Reconciliation of EPS to FFO per diluted share:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2007	2006	2007	2006
Earnings per share - diluted	$0.24	$0.66	$0.46	$1.13
Per share impact of depreciation and amortization of real estate	0.93	0.86	2.74	2.69
Per share impact of gain on sale of depreciated assets	0.01	(0.52)	0.01	(0.79)
Per share impact of preferred stock / convertible debt not dilutive to EPS	(0.03)	(0.02)	(0.06)	(0.05)
Fully diluted FFO per share	$1.15	$0.98	$3.15	$2.98

Reconciliation of Net Income to EBITDA:

		For the Three Months		For the Nine Months
		Ended September 30,		Ended September 30,
		Unaudited		Unaudited
		2007	2006	2007	2006

Net income - available to common stockholders		$17,280	$46,968	$33,296	$80,092

Interest expense		59,982	70,272	189,764	213,426
Interest expense - unconsolidated entities (pro rata)		25,779	23,507	73,847	66,260
Depreciation and amortization - consolidated assets		60,173	56,120	177,665	179,071
Depreciation and amortization - unconsolidated entities (pro rata)		23,422	21,045	68,506	62,209
Minority interest		3,070	8,901	5,935	15,131
Less:	Interest expense and depreciation and amortization allocable to minority interests on consolidated joint ventures	(1,468)	(1,264)	(4,669)	(6,191)
Loss on early extinguishment of debt		—	29	877	1,811
Loss (gain) on sale of assets - consolidated assets		758	(46,560)	(1,889)	(109,020)
Loss (gain) on sale of assets - unconsolidated entities (pro rata)		4	(1)	2,024	(245)
Add:	Minority interest share of gain (loss)on sale of consolidated joint ventures	39	(192)	388	36,816
Income tax expense (benefit)		429	535	(478)	219
Preferred dividends		6,727	6,199	18,971	18,139

EBITDA (j)		$196,195	$185,559	$564,237	$557,718

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers - Net Operating Income (“NOI”):

		For the Three Months		For the Nine Months
		Ended September 30,		Ended September 30,
		Unaudited		Unaudited
		2007	2006	2007	2006
EBITDA (j)		$196,195	$185,559	$564,237	$557,718

Add:	REIT general and administrative expenses	1,992	2,551	11,777	9,540
	Management Companies’ revenues (c)	(9,242)	(8,023)	(27,595)	(22,650)
	Management Companies’ operating expenses (c)	17,908	14,455	54,182	41,295
	Lease termination income of comparable centers	(5,189)	(1,133)	(10,720)	(11,498)
	EBITDA of non-comparable centers	(23,429)	(19,373)	(64,231)	(59,787)

Same Centers - net operating income (“NOI”) (k)		$178,235	$174,036	$527,650	$514,618

(j)

EBITDA represents earnings before interest, income taxes, depreciation, amortization, minority interest, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(k)

The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company’s general and administrative expenses.